UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2004

Modtech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25161	33-0825386
(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA	92571
(Address of Principal Executive Offices)	(Zip Code)

(951) 943-4014

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 28, 2004 Modtech Holdings, Inc. (“Modtech”) entered into a Separation and Consulting Agreement with its former President and Chief Operating Officer, Michael G. Rhodes. Pursuant to the agreement, Mr. Rhodes received a lump sum payment of $514,583.33, continued health care, life insurance and long term disability coverage for 19 months, had the vesting of his stock options accelerated by 18 months, was given a 21-month extension of time to exercise his options, and agreed to provide consulting services to Modtech for 12 months at $1,750 per day.

Effective September 30, 2004, Modtech finalized an Employment Agreement with its new chief executive officer and president, David M. Buckley. The agreement provides for an annual base salary of $345,000, and, beginning in fiscal 2005, a performance bonus to be determined based upon achievement of agreed upon sales and EBITDA performance targets. Under the agreement, Mr. Buckley is also entitled to receive up to 75% of the performance bonus in incentive stock options to be granted pursuant to the terms of Modtech’s 2002 Stock Option Plan. No more than 50% of the performance bonus may be paid in cash. The number of options granted shall be calculated by dividing the amount of Mr. Buckley’s performance bonus to be paid in options by one half of the closing price of Modtech’s s common stock on the last business day of the year for which the bonus is being paid. The exercise price shall be the closing price of Modtech’s common stock on the last business day of the year for which the bonus is being paid. In addition to the performance bonus, Mr. Buckley may receive at the discretion of the board of directors a bonus of up to 25% of base salary in each calendar year.

The agreement includes a signing bonus of $150,000, which Modtech will pay the taxes on, plus a grant of an option to acquire 100,000 shares of Modtech’s common stock at an exercise price equal to the closing price of the common stock on September 7, 2004. The option will vest over four years. If Modtech fails to renew the agreement, or if Mr. Buckley is terminated without cause or due to death or disability, he is entitled under the agreement to severance payments of between 12 and 18 months base salary depending on how long he was employed by the company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c) On September 28, 2004, Michael G. Rhodes resigned from Modtech’s Board of Directors and effective September 30, 2004 the Board of Directors appointed David M. Buckley, age 40, a director of the company. On the same day Mr. Buckley was appointed President of the company, and Ron Savona, age 52, was appointed the company’s new Chief Operating Officer.

Mr. Buckley had previously been appointed Chief Executive Officer of the company on September 7, 2004. His employment as President and Chief Executive Officer is for an initial term expiring December 31, 2006, subject to the provisions of an Employment Agreement the material terms of which are briefly described in Item 1.01 above.

A description of Mr. Buckley’s business experience and other required information concerning him is set forth in Item 5.02 of the report on Form 8-K filed by Modtech with the Securities and Exchange Commission on September 10, 2004 (Commission File Number 000-25161) and is incorporated herein by this reference.

Mr. Savona has been employed by Modtech since January 2003 as Director of Marketing and most recently as Vice President-Project Management. From February 2000 to December 2002, he was the Chief Executive Officer and a director of Eco Building Systems, Inc. located in Chula Vista, California. From January 1999 to January 2000, he was the Chief Operating Officer of Pacesetter Industries located in Atwater, California. At both of these prior companies, Mr. Savona was directly responsible for all business operations, except finance and accounting. Mr. Savona does not have an employment agreement with Modtech.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2004

Modtech Holdings, Inc.

by:	/s/ Dennis L. Shogren
Dennis L. Shogren
Chief Financial Officer